Exhibit 5

December 15, 2005

Argonaut Group, Inc.

10101 Reunion Place

Suite 500

San Antonio, Texas 78216

Re:	Argonaut Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Argonaut Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2005 by the Company. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities: (i) common stock, par value $0.10 per share, of the Company (“Common Stock”); (ii) warrants to purchase Common Stock (“Common Stock Warrants”); (iii) one or more series of debt securities of the Company (“Debt Securities”), consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities”) to certain other obligations of the Company; (iv) warrants to purchase Debt Securities (“Debt Warrants”); (v) Preferred Stock, par value $0.10 per share, of the Company (“Preferred Stock”); and (vi) units comprised of one or more Securities (as hereinafter defined) in any combination (“Units,” and together with the Common Stock, Common Stock Warrants, Debt Securities, Debt Warrants and Preferred Stock, the “Securities”).

The Senior Debt Securities will be issued under the senior debt securities indenture in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Senior Indenture”), proposed to be entered between the Company and a trustee (any such trustee, the “Senior Indenture Trustee”) chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “TIA”). The Subordinated Debt Securities will be issued under a subordinated debt securities indenture in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Subordinated Indenture”), proposed to be entered into between the Company and a trustee (any such trustee, the “Subordinated Indenture Trustee”) chosen by the Company and qualified to act as such under the TIA. The Debt Warrants will be issued under one or more debt warrant agreements in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (as amended or supplemented from time to time, the “Debt Warrant Agreement”). The Common Stock Warrants will be issued under a stock warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (as amended or supplemented from time to time, the “Stock Warrant Agreement”). The Units will be issued under a unit agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (as amended or supplemented from time to time, the “Unit Agreement”).

As counsel to the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the certificate of incorporation and bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies or forms and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which have not been independently established or verified, we have relied upon certificates of public officials and statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualification, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(1) The Company is in good standing under the General Corporation Law of the State of Delaware.

(2) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any supplemental indentures and the terms of any series of Senior Debt Securities, (iii) the Senior Indenture has been qualified under the TIA, (iv) the applicable Senior Indenture Trustee has been qualified under the TIA and an applicable Form T-1 has been properly filed with the Commission, (v) the Senior Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement and the Senior Indenture and such corporate action and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (vi) the Senior Debt Securities have been authenticated by the Senior Indenture Trustee, the Senior Debt Securities, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

(3) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken by the

Company to authorize the form, terms, execution and delivery of the Subordinated Indenture and any supplemental indentures and the terms of any series of Subordinated Debt Securities, (iii) the Subordinated Indenture has been qualified under the TIA, (iv) the applicable Subordinated Indenture Trustee has been qualified under the TIA and an applicable Form T-1 has been properly filed with the Commission, (v) the Subordinated Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement and the Subordinated Indenture and such corporate action and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (vi) the Subordinated Debt Securities have been authenticated by the Subordinated Indenture Trustee, the Subordinated Debt Securities, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken to authorize the issuance of the Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Common Stock has been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (v) certificates representing shares of the Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, such Common Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefore is not less than the par value thereof).

(5) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken to authorize the issuance of the Preferred Stock, (iii) the Preferred Stock shall have been issued in the form and containing the terms described in the Registration Statement and the resolutions of the Company’s Board of Directors (or a duly authorized committee thereof) authorizing the foregoing and establishing the terms of any series of Preferred Stock and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) appropriate certificates representing the Preferred Stock are duly executed and countersigned by the transfer agent and delivered to the purchasers against payment of the agreed consideration, and (v) a certificate of designation is filed with the Delaware Secretary of State, the Preferred Stock when issued will be validly issued, fully paid and nonassessable (provided that the consideration paid therefore is not less than the par value thereof).

(6) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Stock Warrant Agreement (including a form of certificate evidencing the Common Stock Warrants) and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained and (iii) Common Stock Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Stock Warrant Agreement and such corporate action, such Common Stock Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(7) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Debt Warrant Agreement (including a form of certificate evidencing the Debt Warrants) and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained and (iii) Debt Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Debt Warrant Agreement and such corporate action, such Debt Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(8) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Unit Agreement (including a form of certificate evidencing the Units) and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained and (iii) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such corporate action, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws) and the laws of the State of New York, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

For purposes of the opinion in paragraph 1, we have relied exclusively upon a certificate issued by the Secretary of State of the State of Delaware, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. We have assumed without investigation that there has been no relevant change or development between the date of such certificate and the date of this letter. For purposes of each of our opinions, appropriate corporate action with respect to any issuance of Securities involving Common Stock or Preferred Stock (including any Common Stock Warrants, Units or convertible Debt Securities involving Common Stock or Preferred Stock) would include, without limitation, the requirement that the Company not approve any issuance of Common Stock or Preferred Stock in excess of the number of shares of Common Stock or Preferred Stock, as the case may be, authorized and properly available for such issuance.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present General Corporation Law of the State of Delaware or the laws of the State of New York be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Yours very truly,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP

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